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                            EXHIBIT 3(iv)

                        List of Subsidiaries

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                        LIST OF SUBSIDIARIES


    1.   Pennwood Savings Bank, a Pennsylvania chartered savings bank

    2. Pennwood Service Corporation, a subsidiary of Pennwood Savings Bank (inactive)